Exhibit 99.1

MEDCATH CONTACTS:
Art Parker President & Chief Executive Officer (704) 815-7700	Lora Ramsey Chief Financial Officer (704) 815-7700

MedCath Corporation Schedules Release of Fourth Quarter Results

CHARLOTTE, N.C., November 11, 2011 – MedCath Corporation (Nasdaq: MDTH) will issue a press release to announce results from its fourth fiscal quarter ended September 30, 2011 on or about December 14, 2011. MedCath intends to file its Annual Report on Form 10-K with the Securities and Exchange Commission on or about the same day.

MedCath Corporation, headquartered in Charlotte, N.C., is a health care provider focused on high acuity services with the diagnosis and treatment of cardiovascular disease being a primary service offering. MedCath owns an interest in and operates two hospitals with a total of 159 licensed beds, located in California and Texas.

# # #